Life Care Medical Devices Limited

(A Development Stage Company)

Financial Statements - December 31, 2012 and March 31, 2012

1

Life Care Medical Devices Limited

(A Development Stage Company)

Index to the Financial Statements

Page

Financial Statements
Balance Sheets	3
Statements of Operations	4
Statement of Changes in Stockholders' Deficit	5
Statements of Cash Flows	6
Notes to the Financial Statements	7-10

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Life Care Medical Devices Limited

(A Development Stage Company)

Balance Sheets

	December 31, March 31
	2012	2012
	(unaudited)	(Note 1)
Assets

Current Assets
Cash	$114,998	$13,960
Prepaid Expenses – Related party	-	20,000
Total Current Assets	114,998	33,960

Total Assets	$114,998	$33,960

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts Payable and Accrued Expenses	$107,002	$35,471
Debt, net of debt discount of $0 and $6,076 at December 31, 2012 and March 31, 2012, respectively	227,810	143,924
Total Current Liabilities	334,812	179,395

Debt, net of current portion	12,500	90,310

Total Liabilities	347,312	269,705

Stockholders’ Deficit

Common Stock, HK $0.0025 ($0.0003 USD) par value; 5,000,000
shares authorized; 4,529,217 and 4,055,381 shares issued and outstanding, respectively	1,359	1,217

Additional Paid in Capital	1,546,983	398,783
Deficit accumulated during the development stage	(1,780,656)	(635,745)

Total Stockholders’ Deficit	(232,314)	(235,745)

Total Liabilities and Stockholders’ Deficit	$114,998	$33,960

See accompanying notes to these financial statements.

3

Life Care Medical Devices Limited

(A Development Stage Company)

Statements of Operations

	Nine Months Ended December 31, 2012	Nine Months Ended December 31, 2011	Period from July 23, 2010 (Date of Inception) to December 31, 2012
	(unaudited)	(unaudited)	(unaudited)

Operating Expenses
Selling, General and Administrative	$915,803	$283,532	$1,416,753
Research and Development	83,466	47,929	161,166

Loss from Operations	(999,269)	(331,461)	(1,577,919)

Other Expense:
Interest Expense	145,642	6,304	202,737

Net Loss	$(1,144,911)	$(337,765)	$(1,780,656)

Net loss per share – basic and diluted	$(0.27)	$(0.09)

Weighted average shares outstanding – basic and diluted	4,219,005	3,706,667

See accompanying notes to these financial statements.

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Life Care Medical Devices Limited

(A Development Stage Company)

Statement of Changes in Stockholders’ Deficit (unaudited)

			Accumulated Deficit
			During the	Additional	Total
	Common Stock		Development	Paid In	Stockholders’
	Shares	Amount	Stage	Capital	Deficit

Balance at March 31, 2012	4,055,381	$1,217	$(635,745)	$398,783	$(235,745)

Interest expense - issuance of stock @1.8057/share	60,000	18		108,324	108,342

April, May and June sales of stock @ $1.8057/share	99,684	30	-	179,970	180,000

July, Aug., Oct. and Nov. sales of stock @ $3.49/share	117,480	35	-	409,965	410,000

Sept. and Oct. sales of stock @ $3.26/share	46,012	14	-	149,986	150,000

Dec. sales of stock and warrants @ $1.99/share	150,660	45	-	299,955	300,000

Net Loss	-	-	(1,144,911)	-	(1,144,911)
					-
Balance at December 31, 2012	4,529,217	$1,359	$(1,780,656)	$1,546,983	$(232,314)

See accompanying notes to these financial statements.

5

Life Care Medical Devices Limited

(A Development Stage Company)

Statements of Cash Flows (unaudited)

			Period from
	Nine Months Ended December 31,	Nine Months Ended December 31,	July 23, 2010 (Date of Inception) to December 31,
	2012	2011	2012
Cash Flows from Operating Activities
Net Loss	$(1,144,911)	$(337,765)	$(1,780,656)
Adjustments to Reconcile Net Loss to Net Cash used
in Operating Activities
Amortization of debt discount	6,076	-	50,000
Interest expense paid in common stock	108,342	-	108,342
Increase (Decrease) in Cash Attributable to Changes in Operating Assets and Liabilities:
Prepaid Expenses – related party	20,000	-
Accounts Payable and Accrued Expenses	71,531	6,460	100,926
Net cash used in Operating Activities	(938,962)	(331,305)	(1,515,312)

Cash Flows from Financing Activities
Proceeds from borrowings under notes payable	75,000	81,815	265,310
Repayment of notes payable	(75,000)	-	(75,000)
Proceeds from issuance of shares	1,040,000	250,000	1,440,000
Net cash provided by financing activities	1,040,000	331,815	1,630,310

Net increase in cash	101,038	510	114,998

Cash
Beginning of period	13,960
End of period	$114,998	$510	$114,998

See accompanying notes to these financial statements.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements (unaudited)

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Life Care Medical Devices Limited (the "Company") is a Hong Kong registered, U.S. managed medical device company. The Company is a development stage company as defined in the Accounting Standards Codification ("ASC") Topic 915 "Development Stage Entities." The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no revenue has been derived therefrom. It owns intellectual property (“IP”) that it is marketing in varying stages worldwide. The first product is KeyHole Cup device for use in Laparoscopic surgery. The second proprietary medical device is the EPIOS Pain Management System, which addresses the largest segment in healthcare, pain relief.

The Company was founded in Hong Kong on July 23, 2010 to establish a medical device operating entity for the production and distribution of device technology licensed by Medical Device International Ltd. (“MDI”). MDI is an intellectual property holding company owned by the principals of the Company (see Note 4).

The Company is engaged in the research, development, and commercialization of medical devices. As of December 31, 2012, the Company is pursuing various available strategic alternatives to raise additional funds. The Company plans to continue the further development of its medical devices, which requires substantial capital for product development and marketing activities. The Company has not yet initiated marketing of a commercial medical device. Future development could require substantial additional investment prior to commercialization. The future success of the Company is dependent on its ability to make progress in the development of medical device candidates and, ultimately, upon its ability to attain future profitable operations through the successful manufacturing, distribution and marketing of those medical device candidates. There can be no assurance that the Company will be able to obtain the necessary financing to be able to successfully develop, manufacture, and market its products, or attain successful future operations. Accordingly, the Company's future success is uncertain.

In addition, uncertainty exists as to the Company's ability to protect its rights to intellectual properties and its proprietary information. There can also be no assurance that research and discoveries by others will not render some or all of the Company’s technology or IP and medical devices noncompetitive or obsolete, nor can there be any assurance that unforeseen problems will not develop with the Company's technologies or applications or that the Company will be able to successfully address technological challenges it encounters in its research and development programs. While the Company maintains insurance to cover the sale limits products, there is no assurance that it will be able to obtain or maintain such insurance on acceptable terms or with adequate coverage against potential liabilities in the future.

Basis of Presentation

The accompanying unaudited financial statements should be read in conjunction with the financial statements included in our audited financial statements for the year ended March 31, 2012 appearing elsewhere in this Form 8-K. The March 31, 2012 balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”). All normal recurring adjustments which are necessary for the fair presentation of the results for the interim periods are reflected herein. Operating results for the nine month periods ended December 31, 2012 and 2011 are not necessarily indicative of results to be expected for a full year. The Company is a going concern development stage company and has focused its efforts to date on raising capital and research and development of medical devices. The Company continues to seek additional investments in order to research, develop and market a commercial medical device. The Company anticipates requiring additional investments during fiscal year 2013 in order to continue as a going concern. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history and has incurred losses from operations since its inception. These factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include adjustments that might result from this uncertainty.

Loss per Share

In accordance with ASC 260 “Earnings per Share”, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net income per common share is computed similar to basic net income per common share, except that the denominator is increased to include all potentially dilutive common shares, including outstanding warrants. Approximately 2,334,178 warrants at a weighted average exercise price of $0.43 and 384,178 warrants at a weighted average exercise price of $1.05 have been excluded from the diluted loss per common share computation for the nine-month period ended December 31, 2012 and the year ended March 31, 2012, respectively, because such securities have an anti-dilutive effect on loss per common share due to the Company's net losses.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are used. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 2 - Debt

	December 31, March 31,
	2012	2012

Current Notes Payable
Note payable (a)	$65,310	$0
Note payable (b)	150,000	150,000
Convertible note payable (c)	12,500	0
	227,810	150,000

Long Term Notes Payable Note payable (a)	0	65,310
Convertible note payable (c)	12,500	25,000
	12,500	90,310

Original debt discount	(50,000)	(50,000)
Amortization of debt discount	50,000	43,924
	$240,310	$234,234

(a)	At various times, an investor loaned a total of $65,310 to the Company. These loans have a stated interest rate of 10% and are due two (2) years from the date of the borrowing, ranging from April to June 2013.

(b)	In January 2012, the Company issued a promissory note and 60,000 shares of common stock for proceeds of $150,000. A debt discount of $50,000 was recorded associated with the common shares. The note matured on April 12, 2012.

The Company amortized $50,000 of the debt discount to interest expense at December 31, 2012. The Company did not repay the loan at maturity and therefore issued an additional 60,000 common shares. The loan is now due on demand.

(c)	On August 19, 2011, the Company issued a convertible promissory note for $25,000. The note bears interest at 48% per year for the first two (2) years and then 12% per year (or 1% per month), thereafter. The Company is scheduled to make six (6) monthly payments commencing in October 2013 through March 2014 with installments, including interest, of approximately $9,100, $9,200, $9,200, $9,200, $9,100 and $9,000.

The note is convertible into common shares at $1.49 per share at the option of the holder. The conversion price is subject to adjustment for stock splits and reverse stock splits only.

On June 16 and August 2, 2012, the Company borrowed $50,000 and $25,000, respectively, from a related party. Each loan is due 3 months from the date of the loan and will only bear interest if the note is not repaid timely. If the notes are not repaid on the due dates, the stated interest rate is 10%. These loans have been repaid in full.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 3 - Stockholder's Equity

On July 31, 2010, 100 shares were issued to two founding shareholders and officers (50 shares each).

During the initial commencement of business, the Company issued 3,639,900 shares to various founders at various times. These shares were issued for no consideration.

During November 2011, the Company closed a private placement, issuing 300,000 common shares for total proceeds of $250,000 (or $0.8333 per share). In addition, the Company issued warrants to purchase an additional amount of shares for an additional investment of $250,000 at $0.8333 per share.

In January 2012, the Company issued 60,000 shares in connection with the issuance of a $150,000 promissory note. The Company allocated the proceeds using the previous sale price per share ($0.8333 per share) and recorded a debt discount of $50,000 ascribed to the shares. The note matured on April 12, 2012. The Company did not repay the loan at maturity and therefore issued an additional 60,000 common shares.

In March 2012, the Company closed a private placement and issued 55,381 common shares for total proceeds of $100,000 (or $1.8057 per share). In addition, the Company issued warrants to purchase an additional amount of shares for an additional investment of up to approximately $152,000 at $1.8057 per share.

On April 27, May 17 and June 29, 2012, the Company sold an aggregate of 99,684 shares at $1.80567 per share and received total proceeds of $50,000, $100,000 and $30,000, respectively.

On July 18, August 15, October 16 and November 14, 2012, the Company sold an aggregate of 117,480 shares at $3.49 per share and received total proceeds of $150,000, $120,000, $100,000 and $40,000, respectively.

On September 10 and October 1, 2012, the Company sold an aggregate of 46,012 shares at $3.26 per share and received total proceeds of $100,000 and $50,000, respectively.

On December 20, 2012, the Company received total proceeds of $300,000 from the sale of 150,660 shares of common stock at $1.99 per share. In addition, the investors received warrants to purchase an equal number of shares of stock at $3.00 per share. The warrants are exercisable through November 15, 2015. In addition, certain of the investors exchanged previously issued rights warrants agreements (equivalent to warrants) and received new warrants to acquire 1.5 million shares of the Company at $0.25 per share, an additional 450,000 shares of the Company at $0.50 per share. These additional warrants are exercisable through November 15, 2015.

All of the warrants issued by the Company are immediately vested and exercisable and have a term of two (2) years.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 4 - Related Parties

The Company has made payments to various shareholders who provide services to the Company as consultants. These payments relate to services for research, development and administration for the Company and its potential medical devices. These payments are made in accordance with agreements entered into with each consultant. The payments to each related party are as follows from July 23, 2010 (date of inception) to December 31, 2012:

Consultant	Amount Paid
Glenn Foley	$98,138
Arthur Malvett	91,160
Glennart Consulting Group LLC	531,120
Rafael Andujar	43,120
Barry Cantrell	59,690
Richard Riddle	45,750
Ryan Foley	20,500
Edward Naderlinger	47,937
Vascular Newtech Holdings, SL	50,000
Total	$987,415

The Company was founded in Hong Kong on July 23, 2010 to establish a medical device operating entity for the production and distribution of device technology licensed by Medical Device International Ltd. (MDI). MDI is an intellectual property holding company owned by the principals of the Company. The Company has entered into a royalty agreement associated with licensing the technology with MDI. The agreement has no specified term and a minimum monthly payment of $5,000. The Company has paid $113,700 to MDI as of December 31, 2012.

Note 5 - Subsequent Events

Glenn Foley Employment Agreement

On March 1, 2013 The Company entered into a three-year employment agreement with Mr. Foley whereby Mr. Foley agreed to be the Company’s Chief Executive Officer. The agreement automatically renews for additional one-year periods unless either the Company or Mr. Foley notifies the other in writing at least 90 days prior to the conclusion of the three-year employment period. Mr. Foley’s annual base salary is $299,500. Mr. Foley will receive a signing bonus of $100,000 upon the public registration of the Company’s stock and is entitled to a discretionary bonus at the end of each fiscal year based upon him and the Company reaching certain performance objectives. The employment agreement also provides for Mr. Foley to be granted 100,000 restricted stock units of the Company.

Mr. Foley is entitled to participate in all benefit programs of the Company including health care and option plans. He is entitled to 3 weeks of paid vacation a year and is reimbursed for all reasonable travel, entertainment, mileage, and other business expenses incurred by him in the performance of his duties as the Chief Executive Officer.

The Company may terminate the employment agreement with Mr. Foley for cause (as defined in the agreement). The Company may terminate the employment agreement without cause at any time within the first 90 days of the commencement of the employment agreement and upon 30 days prior written notice by the Company on or after the ninety-first day following the commencement of the employment agreement. Mr. Foley may terminate the employment agreement upon not less than 30 days prior written notice by him to the Company. Upon the termination of Mr. Foley’s employment agreement for any reason other than the Company’s termination without cause, the Company is under no further obligation to Mr. Foley other than to pay him compensation earned and reasonable expenses incurred prior to the last day of employment.

In the event that Mr. Foley’s employment is terminated by the Company without cause, the Company shall pay Mr. Foley 12 months of separation pay equal to his base salary. Also, Mr. Foley’s options will continue to vest for 6 months and he will be reimbursed for all reasonable expenses incurred prior to the termination. All of such payments are subject to Mr. Foley signing a release of claims reasonably satisfactory to the Company and he fulfills his post-employment obligations.

The employment agreement also contains a non-disclosure of proprietary information clause and a non-competition and non-solicitation clause for a period of 12 months. If the Company terminates the agreement without cause, the non-disclosure, non-competition and non-solicitation clauses are effective for 6 months, unless the Company elects, no later than 30 days after Mr. Foley’s termination, to extend the period to 12 months. Furthermore, in the event of a change of control of the Company, the non-competition provisions shall no longer apply.

Arthur Malvett Employment Agreement

On March 1, 2013 the Company entered into a three-year employment agreement with Mr. Malvett whereby Mr. Malvett agreed to be the Company’s Chief Operating Officer. The agreement automatically renews for additional one-year periods unless either the Company or Mr. Malvett notifies the other in writing at least 90 days prior to the conclusion of the three-year employment period.

Mr. Malvett’s annual base salary is $298,000. Mr. Malvett will receive a signing bonus of $100,000 upon the public registration of the Company’s stock and is entitled to a discretionary bonus at the end of each fiscal year based upon him and the Company reaching certain performance objectives. The employment agreement also provides for Mr. Malvett to be granted 100,000 restricted stock units of the Company.

Mr. Malvett is entitled to participate in all benefit programs of the Company including health care and option plans. He is entitled to 3 weeks of paid vacation a year and is reimbursed for all reasonable travel, entertainment, mileage, and other business expenses incurred by him in the performance of his duties as the Chief Executive Officer.

The Company may terminate the employment agreement with Mr. Malvett for cause (as defined in the agreement). the Company may terminate the employment agreement without cause at any time within the first 90 days of the commencement of the employment agreement and upon 30 days prior written notice by the Company on or after the ninety-first day following the commencement of the employment agreement. Mr. Malvett may terminate the employment agreement upon not less than 30 days prior written notice by him to the Company. Upon the termination of Mr. Malvett’s employment agreement for any reason other than the Company’s termination without cause, the Company is under no further obligation to Mr. Malvett other than to pay him compensation earned and reasonable expenses incurred prior to the last day of employment.

In the event that Mr. Malvett’s employment is terminated by the Company without cause, the Company shall pay Mr. Malvett 12 months of separation pay equal to his base salary. Also, Mr. Malvett’s options will continue to vest for 6 months and he will be reimbursed for all reasonable expenses incurred prior to the termination. All of such payments are subject to Mr. Malvett signing a release of claims reasonably satisfactory to the Company and he fulfills his post-employment obligations.

The employment agreement also contains a non-disclosure of proprietary information clause and a non-competition and non-solicitation clause for a period of 12 months. If the Company terminates the agreement without cause, the non-disclosure, non-competition and non-solicitation clauses are effective for 6 months, unless the Company elects, no later than 30 days after Mr. Malvett’s termination, to extend the period to 12 months. Furthermore, in the event of a change of control of the Company, the non-competition provisions shall no longer apply.

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